Exhibit 99.2

Q3 CONTRACTING, INC.

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2011 AND 2010

Q3 CONTRACTING, INC.

To the Shareholders and Members

Q3 Contracting, Inc.

Little Canada, Minnesota

We have audited the accompanying combined balance sheets of Q3 Contracting, Inc. (formerly known as Quality Restoration Services, Inc.) and Quality Real Estate Partners, LLC (collectively “the Company”) as of December 31, 2011 and 2010, and the related combined statements of income, shareholders’ and members’ equity, and cash flows for the years then ended.  These combined financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Q3 Contracting, Inc. and Quality Real Estate Partners, LLC as of December 31, 2011 and 2010 and the results of their combined operations and their combined cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moquist Thorvilson Kaufmann & Pieper LLC

Edina, Minnesota
March 20, 2012

Q3 CONTRACTING, INC.

COMBINED BALANCE SHEETS

December 31, 2011 and 2010

	2011	2010
ASSETS

Current assets:
Cash	$6,007,215	$119,034
Accounts receivable - less allowance for doubtful accounts of approximately $40,000 and $36,000 in 2011 and 2010, respectively	6,306,795	5,987,963
Unbilled receivables	1,071,089	1,247,088
Other receivables	42,947	231,663
Note receivable - related party	300,000	35,000
Prepaid expenses	221,430	42,738
Employee and shareholder advances	122,911	5,852

Total current assets	14,072,387	7,669,338

Property and equipment, net	8,069,378	7,512,807

Other assets:
Intangible assets, net	262,150	153,670
Security deposits	19,300	25,290
Investment	15,000	15,000

Total other assets	296,450	193,960

Total assets	$22,438,215	$15,376,105

See notes to combined financial statements.

Q3 CONTRACTING, INC.

COMBINED BALANCE SHEETS

December 31, 2011 and 2010

	2011	2010
LIABILITIES AND SHAREHOLDERS’ AND MEMBERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$395,630	$1,415,368
Current portion of capital lease obligations	12,028	46,782
Accounts payable	1,039,599	704,643
Accrued liabilities - wages and vacation	2,398,866	2,054,896
Accrued liabilities - other	1,018,080	1,149,568

Total current liabilities	4,864,203	5,371,257

Long-term liabilities:
Revolving credit facility	—	156,195
Capital lease obligations, less current portion	—	12,028
Notes payable - related party	725,000	725,000
Long-term debt, less current portion	1,535,442	143,052

Total long-term liabilities	2,260,442	1,036,275

Total liabilities	7,124,645	6,407,532

Shareholders’ and members’ equity:
Voting stock, par value $.01; 20,000 shares authorized; 297 shares issued and outstanding	3	3
Nonvoting stock, par value $.01; 180,000 shares authorized; 12,142 shares issued and outstanding	121	121
Additional paid-in capital	559,873	559,873
Retained earnings	13,471,422	7,255,691
Members’ equity, 653 units issued and outstanding	1,282,151	1,152,885

Total shareholders’ and members’ equity	15,313,570	8,968,573

Total liabilities and shareholders’ and members’ equity	$22,438,215	$15,376,105

See notes to combined financial statements.

Q3 CONTRACTING, INC.

COMBINED STATEMENTS OF INCOME

Years Ended December 31, 2011 and 2010

	2011		2010
		Percent		Percent
	Amount	of sales	Amount	of sales

Sales	$83,824,198	100.0%	$66,452,001	100.0%

Cost of sales	67,490,407	80.5	54,481,169	82.0

Gross margin	16,333,791	19.5	11,970,832	18.0

Operating expenses	7,168,056	8.6	6,180,452	9.3

Operating income	9,165,735	10.9	5,790,380	8.7

Other income (expense):
Other income	52,591	0.1	17,717	—
Interest expense	(140,824)	(0.2)	(216,405)	(0.3)

Total other expense	(88,233)	(0.1)	(198,688)	(0.3)

Net income	$9,077,502	10.8%	$5,591,692	8.4%

See notes to combined financial statements.

Q3 CONTRACTING, INC.

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ AND MEMBERS’ EQUITY

Years Ended December 31, 2011 and 2010

	Q3 Contracting, Inc.						Quality Real Estate Partners, LLC
	Voting stock		Nonvoting stock		Additional
	Number		Number		paid-in	Retained		Members’
	of shares	Amount	of shares	Amount	capital	earnings	Units	Equity	Total

Balances, January 1, 2010	297	3	12,142	$121	$559,873	$5,065,863	653	$1,010,812	$6,636,672

Distributions	—	—	—	—	—	(3,259,791)	—	—	(3,259,791)

Net income	—	—	—	—	—	5,449,619	—	142,073	5,591,692

Balances, December 31, 2010	297	3	12,142	121	559,873	7,255,691	653	1,152,885	8,968,573

Distributions	—	—	—	—	—	(2,732,505)	—	—	(2,732,505)

Net income	—	—	—	—	—	8,948,236	—	129,266	9,077,502

Balances, December 31, 2011	297	$3	12,142	$121	$559,873	$13,471,422	653	$1,282,151	$15,313,570

See notes to combined financial statements.

Q3 CONTRACTING, INC.

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and 2010

	2011	2010

Cash flows from operating activities:
Net income	$9,077,502	$5,591,692
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation	1,825,471	1,556,838
Amortization	56,920	57,171
Provision for doubtful accounts	4,000	9,228
Gain on sale of property and equipment	(122,299)	(81,339)
Changes in operating assets and liabilities:
Accounts receivable	(322,832)	(36,708)
Unbilled receivables	175,999	(1,128,470)
Other receivables	188,716	(266,663)
Prepaid expenses	(178,692)	118,516
Employee and shareholder advances	(117,059)	4,131
Other assets	(159,410)	(127,601)
Accounts payable	334,956	444,797
Accrued liabilities - wages and vacation	343,970	(194,294)
Accrued liabilities - other	(131,488)	811,413

Net cash flows provided by operating activities	10,975,754	6,758,711

Cash flows from investing activities:
Advances on note receivable - related party	(265,000)	(35,000)
Proceeds from sale of property and equipment	132,563	148,180
Purchases of property and equipment	(2,392,306)	(2,298,561)

Net cash flows used in investing activities	(2,524,743)	(2,185,381)

Cash flows from financing activities:
Principal payments on long-term debt	(224,123)	(517,054)
Proceeds from issuance of long-term debt	596,775	—
Net repayments on revolving credit facility	(156,195)	(573,681)
Repayments on capital lease obligations	(46,782)	(96,170)
Payments on redemption of common stock and members’ units	—	(75,000)
Distributions	(2,732,505)	(3,259,791)

Net cash flows used in financing activities	(2,562,830)	(4,521,696)

Net increase in cash	5,888,181	51,634

Cash, beginning of year	119,034	67,400

Cash, end of year	$6,007,215	$119,034

See notes to combined financial statements.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

1                                         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

Nature of Business

On January 1, 2010, Quality Restoration Services, Inc. merged with Quality Underground Services, Inc. and changed its name to Q3 Contracting, Inc. and Utility Resources, Inc. was liquidated.

Q3 Contracting, Inc. (Q3) is a Minnesota S-corporation that provides surface restoration services, including asphalt, concrete, sod, seeding and construction warning signs primarily in the Upper Midwest region of the United States.

Quality Real Estate Partners, LLC (QREP), owns the land and buildings which are used in the Company’s operations in Little Canada, Minnesota.

Basis of Presentation

Combination Policy

Due to banking requirements, the financial statements of Q3 are combined with the financial statements of its commonly owned entity, QREP (collectively referred to as the “Company”).  Significant intercompany transactions between Q3 and QREP have been eliminated.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation allowances for accounts receivable, various accrued liabilities and accounting for amortization and depreciation.  Actual results could vary from the estimates that were used.

Concentrations of Risk

Cash Deposits in Excess of Federally Insured Limits

The Company maintains cash balances at one financial institution.  The accounts are insured by the Federal Deposit Insurance Corporation up to varying amounts.  The Company did not have any uninsured cash balances at December 31, 2011.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable.  The credit risk is largely based on the fact that a large portion of its accounts receivable is made up of companies in the utility industry throughout the Upper Midwest of the United States.

Major Customer

The Company had two customers in 2011 that comprised approximately 75% of its sales and 71% of its accounts receivable at December 31, 2011.  In 2010, the Company had one customer that comprised approximately 59% of its sales and 57% of its accounts receivable at December 31, 2010.

Labor Force

A majority of the Company’s labor force is covered by collective bargaining agreements which expire at various times beginning in March 2012 through May 2015.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Company determines the allowance based on historical write-off experience.  Past due balances over 90 days are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Investments

Investments in businesses that are not controlled by the Company, and over which we do not have the ability to exercise significant influence, are accounted for under the cost method.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

Equipment Financing

The Company finances equipment from time to time on an interest free basis.  The Company imputes interest on the financed equipment and amortizes the interest over the life of the loan if the face amount of the loan does not approximate the cash sales price of the financed equipment.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method.  Estimated useful lives of the assets are:

Buildings and leasehold improvements	39 years
Furniture, computers and fixtures	3-8 years
Equipment and vehicles	5-8 years

Costs related to maintenance and repairs are charged to expense as incurred.  The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are removed from the related accounts and any resulting gain or loss is charged or credited to operations.

Intangible Assets

Amounts paid for a non-compete agreement have been recorded as an intangible asset and are being amortized on a straight-line basis over the term of the non-compete agreement.

Long-Lived Assets

The Company periodically assesses the recoverability of long-lived assets, such as property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets, to be held and used, is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment loss would be recognized.  The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds the estimated fair value of the asset.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

Revenue Recognition

The Company generally has two types of arrangements with customers based on a unit of measurement and an agreed-upon price per unit (a unit consists of hours, feet or yards).

Defined Arrangements

Under a defined arrangement, the Company and the customer agree on a defined scope of work at an agreed-upon total project fee.  The pricing under this arrangement is based on a specific number of units at a specific unit price.  Revenues are billed and recognized as work progresses as there are no significant continuing obligations to the Company after the units are completed.

If, however, the units delivered exceed the originally agreed-to number, such excess is billed outside the scope of the agreed-upon fee at the same price as in the original contract.  The Company’s policy is to not recognize revenue on additional billings should there be indications that collectability is not reasonably assured.

Open Arrangements

Open arrangements are similar to defined arrangements except that there is no defined number of units, rather the contract stipulates a specified price and the customer is billed based on number of units delivered.  Revenues are billed and recognized as each unit is completed as there are no significant continuing obligations to the Company after the units are completed.

Unbilled Receivables

Unbilled receivables represent work that has been completed but not invoiced. Unbilled receivables were $1,071,089 and $1,247,088 at December 31, 2011 and 2010, respectively.

Advertising

Advertising costs are expensed when incurred and totaled $66,620 and $41,220 in 2011 and 2010, respectively.

Income Taxes

The shareholders of Q3 have elected to be treated as an S-corporation for tax purposes.  The members of QREP have elected to be treated as a partnership for tax purposes.  Under the provisions of the Internal Revenue Code, profits and losses are passed directly to the shareholders/members of these entities for inclusion in their personal returns.  Accordingly, no provision or liability for income taxes has been included in these financial statements.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

The Company accounts for income taxes pursuant to Financial Accounting Standards Board guidance.  This guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.  The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves or related accruals for interest and penalties have been recorded at December 31, 2011 and 2010.  In accordance with the guidance, the Company has adopted a policy under which, if required to be recognized in the future, interest related to the underpayment of income taxes will be classified as a component of interest expense and any related penalties will be classified in operating expenses in the statements of income. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2008.

2                                         INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2011	2010

Non-compete agreement (See Note 6)	$400,000	$234,600
Less accumulated amortization	(137,850)	(80,930)

Intangible asset, net	$262,150	$153,670

Amortization expense for the years ending December 31, 2011 and 2010 was $56,920 and $57,171, respectively.

Estimated amortization expense for the next five years is as follows:

Years ending December 31,

2012	$57,172
2013	57,172
2014	57,172
2015	57,172
2016	33,462

$262,150

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

3                                         PROPERTY AND EQUIPMENT

Property and equipment is as follows at December 31:

	2011	2010

Equipment	$10,456,079	$9,348,845
Vehicles	4,718,380	4,041,740
Computers	1,134,570	1,081,229
Furniture	484,532	435,631
Building and leasehold improvements	1,742,765	1,727,247
Land	1,344,451	1,344,451

	19,880,777	17,979,143
Less accumulated depreciation	(11,811,399)	(10,466,336)

Property and equipment, net	$8,069,378	$7,512,807

Depreciation expense was $1,825,471 and $1,556,838 for the year ended December 31, 2011 and 2010, respectively.

4                                         ACCRUED LIABILITIES

Accrued liabilities are as follows at December 31:

	2011	2010

Bonuses	$898,807	$578,000
Union benefits	688,386	721,247
Wages	445,961	424,772
Payroll taxes and withholdings	246,562	235,106
Vacation	119,150	95,771

Total accrued liabilities - wages and vacation	$2,398,866	$2,054,896

Workers’ compensation	$404,373	$680,288
Other accrued liabilities	545,207	469,280
Safety incentive accrual	68,500	—

Total accrued liabilities - other	$1,018,080	$1,149,568

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

5                                         DEBT

In October 2006, the Company entered into a Credit Agreement with a bank that provides for three loan commitments:  Revolving Credit Facility, Equipment Note Facility, and a Real Estate Loan Facility.

The Revolving Credit Facility expires in April 2013 and allows for borrowings of up to $7,000,000.  Borrowings under the Revolving Credit Facility are limited by a borrowing base formula dependent upon levels of eligible receivables and equipment reduced by outstanding borrowings and letters of credit.  The monthly interest for the Revolving Credit Facility is based on the 30-day LIBOR Rate plus 2.5% (2.77% at December 31, 2011) and has no floor.

The Equipment Note Facility allows for borrowing of up to $5,000,000 for the purchase of eligible equipment through August 2012.  The principal balance of each Equipment Note is due and payable in sixty equal payments starting on the last day of each month following the first day an Equipment Note is originated.  The Equipment Note Facility bears interest at the 30-day LIBOR Rate plus 2.5% (2.77% at December 31, 2011) and has no floor.

The Real Estate Loan Facility provides for a $1,905,000 loan.  The Real Estate Loan matured in October 2011 and was extended through October 2016.  The principal amounts of the installments are based on a 15 year amortization schedule.  The interest rate for the Real Estate Loan Facility is based on the 30-day LIBOR Rate plus 2.5% (2.77% at December 31, 2011) and has no floor.

A commitment fee of 0.125% per annum will be charged and payable quarterly on the unused commitment under the Revolving Credit Agreement.  All debt under the Credit Agreement is secured by the personal guarantees of two of the shareholders/members and a security interest in substantially all of the assets of the Company.  Additionally, as further security on the Real Estate Loan, QREP executed a mortgage granting the bank a first priority lien on the real property known as the land and buildings located in Little Canada, Minnesota.

The Credit Agreement contains various affirmative and negative financial covenants including: cash flow coverage ratio, maximum leverage ratio and minimum tangible net worth.  As of December 31, 2011, the Company was in compliance with all financial covenants.

At December 31, 2011, the total outstanding balance on the Revolving Credit Facility was $0, while the availability as calculated under the Credit Agreement’s provision was $5,927,000.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

Below is a summary of the term loans outstanding at December 31:

	2011	2010

Real Estate Loan Facility with a bank requiring monthly payments of $10,583 including interest. Remaining principal and interest are due at maturity.	$1,223,087	$1,339,504

Unsecured notes payable to a shareholder, maturing on July 15, 2018, payable in 27 quarterly installments beginning on January 15, 2012 in an amount necessary to fully amortize the remaining principal balance plus any unpaid accrued interest. Interest is accrued at the prime rate (3.25% at December 31, 2011) and payments are adjusted annually on January 15th.	725,000	725,000

Unsecured note payable to former shareholder, maturing in October 2013, payable in monthly installments of $3,024 including interest at the Prime rate (3.25% at December 31, 2011). Payments are adjusted annually in October for interest.	89,756	122,550

Notes payable to Kubota, maturing at various dates through April 2013, payable in monthly at an aggregate of $3,588 with no interest and secured by equipment.	53,296	96,366

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

	2011	2010

Term loan with a bank, maturing in October 2014, requiring monthly payments of $17,271 including interest of 2.68% per annum, secured by equipment.	564,933	—

	2,656,072	2,283,420
Less current portion	(395,630)	(1,415,368)

Long-term portion	$2,260,442	$868,052

Future maturities of long-term debt are as follows:

Years ending December 31,

2012	$395,630
2013	475,728
2014	442,124
2015	254,573
2016	846,866
Thereafter	241,151

Total	$2,656,072

6                                         COMMITMENTS AND CONTINGENCIES

Captive Self Insurance Arrangement

From April 2007 through March 2009, the Company participated in a captive insurance arrangement.  Though the Company terminated participation in this arrangement effective March 31, 2009, the Company has exposure to any claims which may be assessed to them for claims arising from incidents while the Company was insured under the captive insurance arrangement, through March 31, 2017.  There were no assessments in 2011 and 2010.

As a requirement of the captive insurance arrangement, the Company has a $1,073,000 standby Letter of Credit available through March 31, 2012.  The beneficiary of the Letter of Credit is Royal Bank of Canada, Miami Agency.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

Operating Leases

The Company has various leases for storage and office space with monthly payments ranging from $525 to $8,000 plus a proportionate share of real estate taxes, maintenance and insurance costs.  The leases have expiration dates ranging from March 2012 to December 2014.  The Company also has various operating leases for equipment with monthly payments ranging from $203 to $40,612.  The leases have expiration dates ranging from May 2012 to November 2016.

Future minimum lease payments are as follows for the years ending December 31:

	Real estate	Equipment	Total

2012	$329,328	$5,215,250	$5,544,578
2013	195,305	4,788,635	4,983,940
2014	96,000	3,422,666	3,518,666
2015	—	1,967,202	1,967,202
2016	—	659,175	659,175

Total	$620,633	$16,052,928	$16,673,561

Rent expense was as follows for the years ended December 31:

	2011	2010

Equipment	$5,143,666	$3,675,204
Real estate	455,569	386,282

Total	$5,599,235	$4,061,486

Capital Leases

The Company leases equipment under an agreement that is classified as a capital lease which expires in July 2012.  The equipment is amortized over its estimated productive life.  Amortization of the equipment under the capital lease is included in depreciation expense.  Property held under the lease has a total cost of $97,016 and $277,614 and accumulated depreciation of $85,228 and $218,866 at December 31, 2011 and 2010, respectively.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

Future minimum capital lease payments are as follows:

Year ending December 31, 2011:
Total minimum lease payments	$12,138
Less amounts representing interest	(110)

Present value of capital lease obligation	12,028
Less current portion	(12,028)

Long-term portion	$—

Non-Compete Agreements

During 2000, the Company entered into a shareholder stock redemption agreement.  In conjunction with this agreement, the Company entered into a twenty year non-compete agreement with a former shareholder requiring annual payments of $135,000 through 2019.  The amount outstanding can be prepaid at any time at a 9% discount.  The Company exercised its prepayment option in August 2011 and paid the shareholder a discounted payment of $853,790.  The Company expensed the entire amount in 2011, as the Company determined the likelihood of the former shareholder competing with the Company was remote.

On January 1, 2003, a second stock redemption agreement was entered into with a different former shareholder.  In conjunction with this agreement, the Company entered into a ten year non-compete agreement requiring monthly payments of $5,456 beginning February 2004 and ending October 2013.  The amount outstanding can be prepaid at anytime during the non-compete period at a 7% discount.  The present value of the remaining obligation (based on a discount rate of 7%) at December 31, 2011 is $112,955.  The Company is expensing the cost of this agreement on a monthly basis as payments are made.

On August 1, 2009, the Company entered into a third stock redemption agreement.  In conjunction with this agreement, the Company entered into a seven year non-compete agreement with a third former shareholder requiring monthly payments of approximately $13,800 beginning August 15, 2009 for 29 months through December 15, 2011 totaling $400,000, which is being expensed on a straight-line basis over the seven year non-compete period.  This transaction resulted in a prepaid asset with a balance of $262,150 and $153,670 at December 31, 2011 and 2010, respectively.  The asset is being amortized over the remaining term of the non-compete agreement.  See Note 2 for further information.

Pending and Threatened Litigation

In the ordinary course of business, the Company will from time to time be involved in threatened or actual litigation.  The Company is not aware of any asserted or unasserted claims at December 31, 2011.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

7                                         RELATED PARTIES

Shareholder Advances

In 2008, Quality Restoration Services, now Q3 Contracting, Inc., sold equipment to a shareholder of the Company.  The shareholder is paying the Company for the equipment in 48 monthly installments of $344 with no interest.  At December 31, 2011, the Company has recorded the remaining balance of the shareholder advance of $1,721 in employee and shareholder advances.

The Company, from time to time, will advance funds to its shareholders.  The amount due from shareholder advances was $121,190 and $0 at December 31, 2011 and 2010, respectively.

In August 2010, the Company paid $15,000 for a non-controlling interest in a company and entered into a loan agreement with the company, whereby the Company agrees to advance up to $350,000 to the affiliated company to fund its working capital needs.  The $15,000 investment is being recorded under the cost method and is reported as an investment in the Company’s combined balance sheet.  As of December 31, 2011 and 2010, amounts due from the affiliated company under the loan agreement were $300,000 and $35,000, respectively, and are recorded as note receivable — related party in the Company’s combined balance sheet.  Amounts outstanding under the loan are subject to a variable rate of interest calculated at the greater of 5% or LIBOR plus 3%.  At December 31, 2011 and 2010, the rate of interest on the outstanding balance of the loan was 5.00% and there was no unpaid interest.  The loan agreement matured on July 31, 2011 but contains a provision whereby the arrangement will continue month-to-month unless terminated by either party, in which case the maturity date will be the last day of the next complete calendar month.  However, as per the loan agreement, in no event shall the maturity date extend beyond July 31, 2012.

8                                         RETIREMENT PLANS

Profit Sharing Plan

Effective January 1, 1996, the Company adopted a 401(k) profit sharing plan and trust.  All employees, excluding those governed by collective bargaining agreements, are eligible to participate as long as they meet the minimum age and service requirements defined by the plan.  The plan allows for voluntary employee contributions and discretionary employer contributions.  Employer contributions for 2011 and 2010 were $150,210 and $153,539, respectively.

Q3 CONTRACTING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

Defined Benefit Retirement Plan

Union employees of the Company are covered by the union sponsored Multi-Employer Defined Benefit Industry Pension Funds.  The Company contributes amounts to these pension funds in accordance with negotiated union contracts.  Contribution expense was $3,434,645 and $2,659,374 for the years ended December 31, 2011 and 2010, respectively.

Provisions of the Multi-Employer Pension Plan Amendments Act of 1980 (the Act) require participating employers to assume a proportionate share of a multi-employer plan’s unfunded vested benefits in the event of withdrawal from or termination of such plan.  Provisions of the Act may have the effect of increasing the level of contributions in future years.  In September 2011, the Company withdrew from the Central State Pension Union and has recorded an accrued liability for this withdrawal of $85,000 at December 31, 2011.

9                                         SHAREHOLDERS’ AND MEMBERS’ EQUITY

Buy-Sell Agreement

In August 2009, the Board of Directors adopted a buy-sell agreement where upon death, insolvency, divorce, voluntary transfer, or termination of employment of a shareholder, the remaining shareholders have the option to purchase all or any portion of the stock owned by the shareholder at a price and on such terms as provided for in the agreement. If the remaining shareholders do not exercise their option to purchase the stock, the Company then has the option to purchase all or any portion of the stock that was not purchased by the remaining shareholders at a price and on such terms as provided for in the agreement.

10                                  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest for the years ended December 31, 2011 and 2010 was $115,185 and $191,503, respectively.

11                                  RECLASSIFICATIONS

Certain amounts in the December 31, 2010 combined financial statements have been reclassified to conform to the December 31, 2011 presentation.  The reclassifications had no effect on the December 31, 2010 cash flows, financial position or net income, as originally reported.

12                                  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 20, 2012, the date the combined financial statements were available to be issued, for potential recognition or disclosure in the combined financial statements.